UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2014

PartnerRe Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)

001-14536		Not Applicable
(Commission File Number)		(IRS Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke, Bermuda		HM 08
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)    On May 13, 2014, PartnerRe Ltd. (the “Company”) announced that Mr. Stanca, having reached the mandatory retirement age of 73 pursuant to the Company’s Corporate Governance Principles and Application Guidelines, has advised the Company of his retirement, effective immediately. Mr. Stanca was a member of the Audit Committee and the Nominating & Governance Committee. Mr. Stanca’s retirement is not due to any disagreement with the Company’s operations, policies or practices.

Item 5.07        Submission of Matters to a Vote of Security Holders

The Annual General Meeting of shareholders of PartnerRe Ltd. (the “Company”) was held on May 13, 2014. The following matters were submitted to a vote of the shareholders as more particularly described within the Company’s definitive proxy statement dated April 2, 2014:

Proposal 1 – To elect four (4) directors to hold office until the 2017 Annual General Meeting or until their respective successors have been duly elected

The shareholders elected the Class III Directors Judith Hanratty, Costas Miranthis, Rémy Sautter and Egbert Willam to hold office until the 2017 Annual General Meeting of shareholders or until their successors are elected or appointed. The voting results were as follows:

	For	Withheld	Broker Non-Votes

Judith Hanratty	40,170,035	382,916	4,470,329
Costas Miranthis	40,344,060	208,891	4,470,329
Rémy Sautter	39,887,991	664,960	4,470,329
Egbert Willam	40,297,862	255,089	4,470,329

Proposal 2 – To ratify the appointment by our Audit Committee of Deloitte & Touche Ltd., as our independent auditors, to serve until the 2015 Annual General Meeting, and to refer decisions about the auditors’ compensation to the Board of Directors

The shareholders ratified the appointment by our Audit Committee of Deloitte & Touche Ltd. as our independent auditors, to serve until the 2015 Annual General Meeting of shareholders, and to defer decisions about the auditors’ compensation to the Board of Directors. The voting results were as follows:

For	Against	Abstain
44,713,717	210,346	99,217

Proposal 3 – To approve the Executive Compensation disclosed pursuant to Item 402 of Regulation S-K (non-binding advisory vote)

The shareholders approved the Executive Compensation disclosed pursuant to Item 402 of Regulation S-K (non-binding advisory vote). The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
37,311,515	2,980,554	260,882	4,470,329

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd. (Registrant)
Date:	May 16, 2014	By:	/s/ Marc Wetherhill
			Name:	Marc Wetherhill
			Title:	Chief Legal Counsel